UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2017

Nissan Master Owner Trust Receivables

(Exact name of Issuing Entity as specified in its charter)

Central Index Key Number: 0001236424

Nissan Wholesale Receivables Corporation II

(Exact name of Depositor as specified in its charter)

Central Index Key Number: 0001236416

Nissan Motor Acceptance Corporation

(Exact name of Sponsor as specified in its charter)

Central Index Key Number: 0001540639

Delaware	333-210906-01	51-6538952
(State or Other Jurisdiction of Incorporation of Issuing Entity)	(Commission File Number of Issuing Entity)	(IRS Employer Identification No. of Issuing Entity)

ONE NISSAN WAY ROOM 5-124 FRANKLIN, TENNESSEE	37067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 725-1122

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 24, 2017, Nissan Wholesale Receivables Corporation II (“NWRC II”), Nissan Motor Acceptance Corporation (“NMAC”) and Wilmington Trust Company (the “Owner Trustee”) entered into an Amendment to Transfer and Servicing Agreement (the “Amendment”), which amends the Transfer and Servicing Agreement, dated as of October 15, 2003, between Nissan Master Owner Trust Receivables, as issuer, NWRC II, as transferor, and NMAC, as servicer, to address United States and European Union credit risk retention rules by providing, among other things, for the creation of a “seller’s interest” within the meaning of Regulation RR.

Attached as Exhibit 10.1 is the Amendment.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits

The exhibit number corresponds with Item 601(a) of Regulation S-K.

Exhibit No.	Description

Exhibit 10.1	Amendment to Transfer and Servicing Agreement, dated as of April 24, 2017, between NWRC II, NMAC and the Owner Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NISSAN WHOLESALE RECEIVABLES CORPORATION II

By:	/s/ Riley A. McAndews
Name:	Riley A. McAndrews
Title:	Assistant Treasurer

Date: April 24, 2017

EXHIBIT INDEX

Item 601(a) of Regulation S-K

Exhibit No.	Description

Exhibit 10.1	Amendment to Transfer and Servicing Agreement, dated as of April 24, 2017, between NWRC II, NMAC and the Owner Trustee.